EX-10.37

                    TAX SHARING AND INDEMNIFICATION AGREEMENT

         THIS TAX SHARING AND INDEMNIFICATION AGREEMENT (the "Agreement") is dated as of December 31, 1997, is by and among Nu Skin International, Inc., a Utah corporation ("NSI"), Nu Skin USA, Inc., a Delaware corporation ("NUSA"), and the shareholders of NSI and NUSA and their successors and assigns (the "Shareholders").

                                    RECITALS

         WHEREAS, NSI and NUSA have entered into a Contribution and Distribution Agreement dated as of December 31, 1997 (the "Distribution Agreement"); and

         WHEREAS, pursuant to the Distribution Agreement, NSI shall distribute all the issued and outstanding common stock of NUSA (pro rata) to the Shareholders (the "Distribution"); and

         WHEREAS, there are no tax allocation agreements between NSI and NUSA;

         WHEREAS, NSI and NUSA each have been taxed as an "S corporation" as that term is defined in Section 1361 of the Code at all times during their respective existences;

         WHEREAS, the Shareholders intend to transfer the stock of NSI along with the stock of other corporations to Nu Skin Asia Pacific, Inc., a Delaware corporation ("NSAP") in exchange for stock of NSAP.

         WHEREAS, NSI will receive or has received an opinion of Price Waterhouse that the Distribution, taking into account the contribution of NSI by the Shareholders to NSAP, will qualify for tax-free treatment under Section 368(a)(1)(D) and 355 of the Code;

         WHEREAS, NSI, NUSA and the Shareholders desire to enter into this Agreement to provide for the allocation among NSI, NUSA and the Shareholders of all responsibilities, liabilities and benefits relating to or affecting Taxes (as hereinafter defined) paid or payable by any of them for all taxable periods, whether beginning before, on or after the Distribution Date (as hereinafter defined), to indemnify NSI if the Contribution and Distribution fails to qualify for tax-free treatment under Section 368(a)(1)(D) and 355 of the Code, and to provide for certain other matters. This Agreement also provides, among other things, for NUSA, NSI and the Shareholders to assist each other for an interim period in the preparation of Tax Returns (as hereinafter defined) required to be filed after the Distribution Date.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

                                   ARTICLE I.

                                   DEFINITIONS

         Section 1.1 As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Distribution Agreement.

         "Action" shall have the meaning ascribed to such term in Section 4.1.

         "Change" shall mean (i) any audit, amendment or other change in a Tax Return, or (ii) the expiration of the statute of limitations with respect to any Tax Item allocated to NUSA and/or NSI in the Workpapers; provided, such Tax Item was not subject to a Change by application of clause (i) of this definition.

         "Closing Balance Sheets" shall mean the NUSA Closing Balance Sheet and the NSI Closing Balance Sheet.

         "Code" means the Internal Revenue Code of 1986, as amended, and shall include corresponding provisions of any subsequently enacted federal tax laws.

         "Corporate-Level Restructuring Taxes" shall mean Restructuring Taxes payable by NSI or NUSA.

         "Corporate-Level Taxes" means Taxes that are taxed to NSI or NUSA and not to the Shareholders.

         "Distribution" shall have the meaning ascribed to such term in the recitals.

         "Final Determination" shall mean the final resolution of the liability for any Tax Item for a taxable period, (i) by IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the IRS with respect to United States Federal taxes, or by a comparable form under the laws of other jurisdictions; except that a Form 870 or 870-AD or comparable form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the taxing authority to assert a further deficiency for any Tax Item shall not constitute a Final Determination for such Tax Item; (ii) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (iii) by a closing agreement or accepted offer in compromise under
Section 7121 or 7122 of the Code, with respect to Federal Taxes, or comparable agreements as to other Taxes under the laws of other jurisdictions; (iv) by an allowance of a refund or credit in respect of any overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered by the Tax imposing jurisdiction; or (v) by any other final disposition, including by reason of the expiration of the applicable statute of limitations.

         "IRS" shall mean the Internal Revenue Service.

         "NSI Businesses" means the businesses conducted by NSI immediately following the Distribution.

         "NSI Closing Balance Sheet" shall mean the balance sheet of NSI, dated as of December 31, 1997.

         "NSI Group" shall mean NSI and all  of its future subsidiaries.

         "NSI" shall have the meaning ascribed to such term in the preamble.

         "NUSA Businesses" means the businesses conducted by NUSA immediately following the Distribution.

         "NUSA Closing Balance Sheet" shall mean the balance sheet of NUSA , dated as of December 31, 1997.

         "NUSA Group" shall mean NUSA and all of its future subsidiaries.

         "NUSA" shall have the meaning ascribed to such term in the preamble.

         "Permanent Tax Item" shall mean any Tax Item other than a Temporary Tax Item.

         "Reorganization" shall mean NSI's distribution of all of the NUSA shares to the Shareholders.

         "Restricted Period" shall mean the two-year period following the Distribution Date.

         "Restructuring Taxes" means any Taxes (other than Transfer Taxes) resulting from the Reorganization or the Distribution including, without limitation, any Tax arising pursuant to, or as a result of, Section 311 of the Code.

         "Settlement  Amount"  shall have the  meaning  ascribed to such term in
Section 4.1.

         "Tax Benefit" means any item of loss, deduction, credit or any other Tax Item which decreases Taxes paid or payable.

         "Tax Detriment" means any item or income, gain, recapture of credit or any other Tax Item which increases Taxes paid or payable.

         "Tax Item" means any return, form, filing, questionnaire or other document required to be filed (or which may be filed), including requests for extensions of time, filings made with estimated tax payments, claims for refund and amended returns that may be filed, for any period with any taxing authority (whether domestic or foreign) in connection with any Tax or Taxes (whether or not a payment is required to be made with respect to such filing).

         "Tax  Returns"  means  any  return,  declaration,   statement,  report,
schedule, certificate, form, information return or any other document (and related or supporting information) including an amended tax return filed with respect to Taxes.

         "Taxes" means all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, federation or other body, and without limiting the generality of the foregoing, shall include income, sales, use, ad valorem, gross receipts, value added, franchise, transfer, recording, withholding, payroll, employment, excise, occupation, and property taxes, together with any related interest, penalties and additions to any such tax, or additional amounts imposed by any taxing authority (domestic or foreign) upon NSI or NUSA their divisions or branches or upon the Shareholders.

         "Temporary Tax Item" shall mean any Tax Item to the extent the Tax Detriment or Tax Benefit relating to such Tax Item in one tax period creates or results from a corresponding Tax Benefit or Tax Detriment, respectively, in a different tax period; provided, that if the parties cannot agree whether a Tax
Item is a Temporary Tax Item, then generally accepted accounting principles in effect on the Distribution Date shall determine if a Tax Item is a Temporary Tax Item.

         "Transfer Taxes" shall mean any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the Distribution or Reorganization.

         "Workpapers" shall mean the workpapers underlying the preparation of the 1997 Federal Tax Return of NSI and the Closing Balance Sheets.

                                   ARTICLE II.

                      PREPARATION AND FILING OF TAX RETURNS

         Section 2.1 Manner of Preparation. All Tax Returns of NSI or NUSA filed after the Distribution Date shall be prepared on a basis which is consistent with the tax opinions obtained from Price Waterhouse in connection with the Reorganization and the Distribution (in the absence of a controlling change in law or circumstances) and shall be filed on a timely basis (including pursuant to extensions) by the party responsible for such filing under this Agreement. In the absence of a controlling change in law or circumstances, or except as otherwise agreed in writing, all Tax Returns of NSI or NUSA filed after the date of this Agreement shall be prepared on a basis consistent with the elections, accounting methods, conventions, and principles of taxation used for the most recent taxable periods for which Tax Returns of NSI involving similar Tax Items have been filed, except that, with respect to Tax Items not relating to the Reorganization or Distribution, one party may take an inconsistent position to the extent that, with respect to Tax Items not relating to the Reorganization or Distribution, such position does not create a Tax Detriment to the other party or to the Shareholders of the other party.

         Section 2.2 Pre-Distribution Tax Returns.

                  (a) All federal or state income Tax Returns that are required to be filed for periods beginning before the Distribution Date shall be prepared and filed by the Shareholders or by NSI.

                  (b) All Tax Returns for state and local sales, use, property, transfer and other Taxes for periods beginning before the Distribution Date which are not measured by income shall be prepared and filed by NSI. NSI shall prepare all Federal and state payroll Tax Returns required to be filed by it after the Distribution which include any period beginning before the Distribution Date.

                  (c) All foreign Tax Returns and any other Tax Returns not described elsewhere in this Section 2.2 that are required to be filed for any period beginning before the Distribution Date shall be prepared and filed by NSI.

         Section 2.3 Post-Distribution Corporate Tax Returns. All Tax Returns for periods beginning after the Distribution Date with respect to NSI shall be prepared and filed by NSI. All tax returns for periods beginning after the Distribution Date with respect to NUSA shall be prepared and filed by NUSA. The Shareholders shall file all Tax Returns required to be filed by them that relate to or include Tax Items associated with NSI or NUSA.

                                  ARTICLE III.

                                PAYMENT OF TAXES

         Section 3.1 Tax for Taxable Periods Beginning Prior to the Distribution Date.

                  (a) The Shareholders shall pay all Taxes due (or receive all refunds) in connection with the filing of NSI's federal income Tax Returns for all taxable periods ending on or before the Distribution Date.

                  (b) NSI or the Shareholders shall pay to the relevant taxing authority all non-U.S. federal income Taxes for the Tax Returns for all taxable periods ending on or before the Distribution Date with respect to which NSI and the Shareholders each have a respective filing responsibility under relevant state, local or foreign law.

                  (c) NSI shall be responsible for the payment of all Taxes due or payable with respect to taxable periods beginning on or before the Distribution Date that are required to be reported on the Tax Returns described in Sections 2.2(b) and 2.2(c).

         Section 3.2 NSI and Shareholder Tax Deficiencies and Refunds for Periods Prior to the Distribution Date. If there is a Change in a Tax Return filed by NSI and with respect to which NSI, for a taxable period prior to the Distribution Date, has tax liability pursuant to Section 3.1, irrespective of whether such Change occurs before, on or after the Distribution Date, NSI shall pay and discharge any Tax or receive any refund of Tax associated with such Change. For taxable periods beginning prior to the Distribution Date, the Shareholders shall bear the burden of any Tax arising from a Change in Tax Returns filed by them that relate to or include Tax Items associated with NSI and with respect to which they are liable, and shall have the benefit of any refund of Tax associated with such Change, irrespective of whether such Change occurs before, on or after the Distribution Date.

         Section 3.3 Transfer Taxes. NUSA or the Shareholders shall pay to the relevant taxing authority all Transfer Taxes.

         Section 3.4 Indemnities, Payments, Temporary Tax Items and Code Section 336(e).

                  (a) NUSA and Shareholders Indemnity Obligations. NUSA and the Shareholders shall indemnify and hold harmless NSI against:

                           (i) any and all Restructuring Taxes and Corporate-Level Restructuring Taxes imposed as a result of the completion of the Distribution or Reorganization, except to the extent that such taxes result solely from NSI's breach of the covenants contained in Section 5.4, and

                           (ii) any and all Taxes for which NUSA or the Shareholders have agreed to be responsible pursuant to Article III of this Agreement.

                  (b) NSI Indemnity Obligations. NSI shall indemnify and hold harmless NUSA and the Shareholders against any Restructuring Taxes or Corporate-Level Restructuring Taxes imposed upon or incurred by the Shareholders or NUSA if NSI breaches the covenants contained in Section
         5.4 and such breach results in the failure of the Distribution or Reorganization to qualify for tax-free treatment under Section 368(a)(1)(D) or Section 355 of the Code or similar provisions of the state or local law. The Shareholders shall be indemnified and held harmless under this Section 3.4(b) without regard to the fact that NSI received an opinion or ruling from the IRS as contemplated by Section 5.4(b).

                  (c) All  payments  required  to be made  by NUSA  pursuant  to
         Section 3.4(a) or by NSI pursuant to Section 3.4(b) shall be made no later than 10 days after notice of a Final Determination of such Restructuring Taxes or Corporate-Level Restructuring Taxes. Any payment not so made within 10 days shall thereafter bear interest at two percentage points above the applicable Federal short-term rate established pursuant to Section 6621 of the Code.

                  (d) If Section 3.4(a)(i) applies to the payment of Corporate-Level Restructuring Taxes, and the Tax Item creating such Corporate-Level Restructuring Taxes is a Temporary Tax Item, NSI shall pay to NUSA _______ percent of the Tax Benefit relating to such Temporary Tax Item that NSI realizes. Any payment required to be made under this Section 3.4(c) shall be made at the time the Tax Return on which such Tax Benefit is realized is filed.

                  (e) If NSI is otherwise required to recognize gain pursuant to
         Section 311 of the Code with respect to the Distribution, then, to the extent permitted by law or regulation, the parties shall elect pursuant to Section 336(e) of the Code to treat the Distribution as a disposition of all the assets of NUSA.

         Section 3.5 Reduction in Corporate-Level Taxes.

                  (a) If there is a reduction of any Corporate-Level Taxes of NSI for a taxable period beginning after the Distribution Date, by reason of a Tax Item attributable to the NUSA Businesses arising with respect to a period on or before the Distribution Date, NSI shall pay NUSA an amount equal to such reduction in Taxes. If there is a reduction of any Corporate-Level Taxes of NUSA for a taxable period beginning after the Distribution Date, by reason of a Tax Item attributable to the NSI Businesses arising with respect to a period on or before the Distribution Date, NUSA shall pay NSI an amount equal to such reduction in Taxes.

                  (b) Any payment  required to be made  pursuant to this Section
         3.5 shall be made no later than 10 days after the Tax reduction is actually or deemed received, credited or otherwise utilized by a party. Any payment not so made within 10 days shall thereafter bear interest at two percentage points above the then applicable Federal short-term rate established pursuant to Section 6621 of the Code.

         Section 3.6 Payment. Pursuant to the Assumption of Liabilities and Indemnification Agreement and Article III of this Agreement, NSI will or may assume or satisfy, or make an indemnification payment with respect to, a liability of NUSA, and vice versa. If, pursuant to a Final Determination, the after-Tax position of either NUSA or NSI is different than it would have been had NSI or NUSA made all payments directly to the relevant third party obligees, then such party shall make a payment to the other party (or the other party shall make a payment to such party) in an amount such that, on an after-Tax basis, the parties will share the payment of the underlying claim in accordance with the allocation of such claim between NUSA and NSI set forth in the Assumption of Liabilities and Indemnification Agreement or this Agreement, as the case may be.

                                   ARTICLE IV.
                   TAX AUDITS, TRANSACTIONS AND OTHER MATTERS

         Section 4.1 Notice of Proposed Adjustments. If a notice of audit is given, an audit is begun, an audit adjustment is (or has been) proposed, or any other claim is (or has been made) by any taxing authority with respect to a Tax liability that, pursuant to the terms hereof, which could be indemnified pursuant to Article III of this Agreement (collectively, a "Notice of Proposed Adjustment"), the party receiving such Notice of Proposed Adjustment shall promptly notify the other parties to this Agreement in writing of such receipt. Thereafter, the party receiving such Notice of Proposed Adjustment shall keep the other parties, on a timely basis, informed of all material developments in connection with audits, administrative proceedings, litigation and other similar matters that may affect their respective Tax liabilities. Failure or delay in providing notification hereunder shall not relieve any party hereto of any obligation hereunder in respect of any particular Tax liability, except to the extent that (i) such failure or delay precludes the ability of such party to contest such liability administratively or in the courts, and (ii) otherwise materially and adversely prejudices such party.

         Section 4.2 Tax Audits and Controversies Involving Corporate-Level Tax Items. In the event (i) either NSI or NUSA notifies the other party in writing that it wishes to settle any audit, inquiry, suit, action or proceeding (each an "Action") affecting the Tax liability of the other party (including by application of this Agreement), and (ii) the Action relates to a Permanent Tax Item, such other party shall have the right (by giving written notice to the party wishing to settle the Action within a reasonable amount of time, considering all the facts and circumstances, of having received notice of the intention to settle), to prohibit such settlement, in which case the party favoring settlement shall have the right (within 30 days of receipt of the other party's written notice prohibiting the settlement) to pay to the other party (or receive from the other party) an amount (a `Settlement Amount') equal to the aggregate amount which it would have paid (or received), after application of each provision of this Agreement other than this Section 4.2, in full satisfaction of the Action and its obligation to pay amounts (or right to receive amounts) as provided in this Agreement. The party opposing the settlement shall thereafter control, in its sole and absolute discretion, the further defense and disposition of the Action, shall be fully and wholly liable for all Taxes (and receive any refund of Taxes) resulting therefrom and shall indemnify and hold harmless the party favoring the settlement from and any and all liability for Taxes which results from the ultimate resolution of the Action in excess of the Settlement Amount. The party opposing the settlement shall have no obligation or duty to reimburse or refund to the other party any portion of the Settlement Amount, regardless of the ultimate resolution of the Action. The party favoring the settlement shall have the right, at its own expense, to participate in any Action for which the other party has assumed control under this Section 4.2. If the party favoring settlement does not on a timely basis exercise its right to make or receive a Settlement Amount, the obligations of NSI and NUSA under this Agreement shall be determined as if the proposed settlement did not exist (e.g., the party favoring settlement cannot settle an action without again complying with the procedure set forth in this Section 4.2).

         Section 4.3 Retention of Books and Records. NSI agrees to retain all Tax Returns, related schedules and Workpapers, and all material records and other documents relating thereto existing on the date hereof or created through or with respect to taxable periods ending on or before the Distribution Date, until the later of (i) the expiration of the statute of limitations (including extensions) of the taxable year to which such Tax Returns and other documents relate, or (ii) ten years from the date hereof.

         Section  4.4   Cooperation   in  Return   Filings,   Examinations   and
Controversies.

                  (a) In addition to any obligations imposed pursuant to the Distribution Agreement, NUSA and the Shareholders shall fully cooperate with NSI and its representatives and with the Shareholders (if necessary), in a prompt and timely manner, in connection with (i) the preparation and filing of and (ii) any inquiry, audit, examination, investigation, dispute, or litigation involving, any Tax Return filed or required to be filed by or for NSI and the Shareholders for any taxable period beginning before the Distribution Date. Such cooperation shall include, but not be limited to, making available to NSI and the Shareholders, during normal business hours, and within sixty (60) days of any request therefor, all books, records and information (which books, records and information may be copied by NSI or the Shareholders at their expense), and the assistance of all officers and employees, reasonably necessary or useful in connection with any Action.

                  (b) In addition to any obligations imposed pursuant to the Distribution Agreement, NSI and the Shareholders shall fully cooperate with NUSA and its representatives, in a prompt and timely manner, in connection with (i) the preparation and filing of and (ii) any inquiry, audit, examination, investigation, dispute, or litigation involving, any Tax Return filed or required to be filed by or NUSA or the Shareholders. Such cooperation shall include, but not be limited to making available to NUSA and the Shareholders, during normal business hours, and within sixty (60) days of any request therefor, all books, records and information (which books, records and information may be copied by NUSA or the Shareholders at their expense), and the assistance of all officers and employees, reasonably necessary or useful in connection with any Action.

                                   ARTICLE V.
                          REPRESENTATIONS AND COVENANTS

         Section 5.1 Representations of NUSA and the Shareholders. NUSA and the Shareholders hereby represent and warrant to NSI that NUSA has no present intention to undertake any of the transactions set forth in Section 5.2 or to cease to engage in the active conduct of the NUSA Businesses (within the meaning of Section 355(b)(2) of the Code).

         Section 5.2 Covenants of the Shareholders and NUSA.

                  (a) Except as provided in Section 5.2(b), the Shareholders, both directly and on behalf of NUSA, and NUSA directly covenant and agree with NSI that during the Restricted Period:

                           (i) NUSA shall continue to actively  conduct the NUSA
                  Businesses in the United States (within the meaning of Section 355(b)(2) of the Code) and shall continue to maintain in the United States a substantial portion of its assets and business operations as they existed prior to the Distribution, provided that the foregoing shall not be deemed to prohibit NUSA from entering into or acquiring other businesses or operations which may or may not be consistent with NUSA's Businesses and operations as they existed prior to the Distribution so long as NUSA continues to conduct the NUSA Businesses in the United States and continues to so maintain such substantial portion of its assets in the United States;

                           (ii) NUSA shall not dispose of any of the assets that
                  NUSA owned immediately after the Distribution, except for dispositions of such assets made in the ordinary course of business;

                           (iii) neither NUSA nor any of its directors, officers, or other representatives shall undertake, authorize, approve, recommend, facilitate, or enter into any contract, or consummate any transaction with respect to: (A) the issuance of NUSA capital stock (including options, warrants, rights or securities exercisable for, or convertible into, NUSA capital stock) in a single transaction or in a series of related or unrelated transactions or otherwise or in the aggregate which would exceed ten percent (10%) when expressed as a percentage of the outstanding capital stock of NUSA immediately following the Distribution; (B) any redemptions, repurchases or other acquisitions or capital stock of NUSA in a single transaction or a series of related or unrelated transactions or otherwise or in the aggregate which would exceed ten percent (10%) when expressed as a percentage of the outstanding capital stock of NUSA immediately following the Distribution; or (C) the dissolution, merger or complete or partial liquidation of NUSA or any announcement of such action.

                  (b) The Shareholders, both directly and on behalf of NUSA, and NUSA directly, may take any action or engage in conduct otherwise prohibited by Section 5.2 so long as prior to such action or conduct, as the case may be, NUSA receives: (i) an opinion from NUSA's counsel in form and substance reasonably satisfactory to NSI and upon which NSI can rely to the effect that the proposed action or conduct, as the case may be, will not cause the Distribution and Reorganization to fail to qualify for the tax-free treatment under Section 368(a)(1)(D) and
         Section 355 of the Code, or (ii) a ruling from the IRS in form and substance reasonably satisfactory to NSI and upon which NSI can rely to the effect that the proposed action or conduct, as the case may be, will not cause the Distribution and Reorganization to fail to qualify for tax-free treatment under Section 368(a)(1)(D) and Section 355 of the Code.

         Section 5.3 Representations of NSI. NSI hereby represents and warrants to the Shareholders that NSI has no present intention to undertake any of the transactions set forth in Section 5.4 or to cease to engage in the active conduct of the NSI Businesses (within the meaning of Section 355(b)(2) of the Code).

         Section 5.4 Covenants of NSI.

                  (a) Except as provided in Section 5.4(b), NSI covenants and agrees with NUSA and the Shareholders that during the Restricted
         Period:

                           (i) NSI shall  continue to  actively  conduct the NSI
                  Businesses in the United States (within the meaning of Section 355(b)(2) of the Code) and shall continue to maintain in the United States a substantial portion of its assets and business operations as they existed prior to the Distribution, provided that the foregoing shall not be deemed to prohibit NSI from entering into or acquiring other businesses or operations which may or may not be consistent with the NSI Businesses and operations as they existed prior to the Distirbution so long as NUSA continues to conduct the NSI Businesses in the United States and continues to so maintain such substantial portion of its assets in the United States;

                           (ii) NSI not  dispose of any of the  assets  that NSI
                  owned immediately after the Distribution, except for the dispositions of such assets made in the ordinary course of business;

                           (iii) neither NSI nor any of its directors, officers,
                  or other representatives shall undertake, authorize, approve, recommend, facilitate, or enter into any contract, or consummate any transaction with respect to: (A) the issuance of NSI capital stock (including options, wrrants, rights or securities exercisable for, or convertible into, NSI capital stock) in a single transaction or in a series of related or unrelated transactions or otherwise or in the aggregate which would exceed ten percent (10%) when expressed as a percentage of the outstanding capital stock of NSI immediately following the Distribution; (B) any redemptions, repurchases or other acquisitions of capital stock of NSI in a single transaction or a series of related or unrelated transactions or otherwise or in the aggregate which would exceed ten percent (10%) when expressed as a percentage of the outstanding capital stock of NSI immediately following the Distribution; or (C) the dissolution, merger or complete or partial liquidation of NSI or any announcement of such action.

                  (b) NSI may take any action or engage in conduct otherwise prohibited by Section 5.4 so long as prior to such action or conduct, as the case may be, NSI receives (i) an opinion from NSI's counsel in form and substance reasonably satisfactory to NUSA and upon which NUSA can rely to the effect that the proposed action or conduct, as the case may be, will not cause the Distribution and Reorganization to fail to qualify for the tax-free treatment under Section 368(a)(1)(D) and
         Section 355 of the Code, or (ii) a ruling from the IRS in form and substance reasonably satisfactory to NUSA and upon which NUSA can rely to the effect that the proposed action or conduct, as the case may be, will not cause the Distribution and Reorganization to fail to qualify for tax-free treatment under Section 368(a)(1)(D) and Section 355 of the Code.

         Section 5.5 The parties hereto recognize that failure to comply with their respective obligations under this Section 5.1 may result in irreparable harm to the other party and that the other party may not be adequately compensated by monetary damages for such failure. If either party shall fail to comply with its respective obligations under this Section 5.1, the other party shall be entitled to injunctive relief and specific performance in addition to all other remedies.

                                   ARTICLE VI.
                                  MISCELLANEOUS

         Section 6.1 Expenses. Unless otherwise expressly provided in this Agreement or in the Distribution Agreement, each party shall bear any and all expenses that arise from their respective obligations under this Agreement.

         Section 6.2 Entire Agreement; Termination of Prior Agreements. This Agreement constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes all other agreements, whether or not written, in respect of any Tax between or among them. This Agreement may not be amended except by an agreement in writing, signed by the parties hereto. Anything in this Agreement or the Distribution Agreement and/or Assumption of Liabilities and Indemnification Agreement to the contrary notwithstanding, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the Distribution Agreement and/or the Assumption of Liabilities and Indemnification Agreement, the provisions of this Agreement shall control.

         Section 6.3 Notices. All notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

                            If to NSI:

                            Nu Skin International, Inc.
                            One Nu Skin Plaza
                            75 West Center Street
                            Provo, UT  84601
                            Attention: Mr. Richard M. Hartvigsen

                            If to NUSA:

                            Nu Skin USA, Inc.
                            One Nu Skin Plaza
                            75 West Center Street
                            Provo, UT  84601
                            Attention: Mr. Richard M. Hartvigsen

                            With a copy to:

                            Holland & Hart, LLP
                            215 South State Street, Suite 500
                            Salt Lake City, UT  84111
                            Attention:  David R. Rudd

If the last day for providing any notice, communication or payment hereunder is a Saturday, Sunday or legal holiday, such due date shall be extended to the next business day.

         Section 6.4 Resolution of Disputes. In the event of a dispute arising with respect to this Agreement which the parties are unable to resolve on their own, such dispute shall be resolved by arbitration conducted as described in
Section 3.9 of the Assumption of Liabilities and Indemnification Agreement being executed concurrently herewith, with the parties on each side of the dispute selecting one arbitrator and the two arbitrators so selected selecting a third arbitrator.

         Section 6.5 Application to Present and Future Subsidiaries. This Agreement is being entered into by NSI and NUSA on behalf of themselves and each member of the NSI Group and NUSA Group, respectively. This Agreement shall constitute a direct obligation of each such member and shall be deemed to have been readopted and affirmed on behalf of any corporation which becomes a member of the NSI Group or NUSA Group in the future. NSI and NUSA hereby guarantee the performance of all actions, agreements and obligations provided for under this Agreement of each member of the NSI Group and the NUSA Group, respectively. NSI and NUSA shall, upon the written request of the other, cause any of their respective Group members formally to execute this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the successors, assigns and persons controlling any of the corporations bound hereby for so long as such successors, assigns or controlling persons are members of the NSI Group or the NUSA Group, respectively, or their respective successors and assigns.

         Section 6.6 Term. This Agreement shall commence on the date of execution indicated below and shall continue in effect until otherwise agreed to in writing by NSI and NUSA, or their successors.

         Section 6.7 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part or to affect the meaning or interpretation of this Agreement.

         Section 6.8 Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

         Section 6.9 Singular and Plural. As used herein, the singular shall include the plural and vice versa.

         Section 6.10 Governing Law. This Agreement shall be governed by the laws of Utah.

          IN WITNESS WHEREOF, the parties have executed this agreement as of the 31st day of December, 1997.

                                    THE COMPANIES:

                                    NU SKIN INTERNATIONAL, INC.

                                    By:    /s/ Keith Halls
                                    Name:  Keith Halls
                                    Title: Vice President

                                    NU SKIN USA, INC.

                                    By:    /s/ Keith Halls
                                    Name:  Keith Halls
                                    Title: Vice President

                                    THE SHAREHOLDERS:

                                    /s/ Blake M. Roney
                                    Blake M. Roney

                                    /s/ Nedra Dee Roney
                                    Nedra Dee Roney

                                    /s/Sandie N. Tillotson
                                    Sandie N. Tillotson

                                    /s/ Craig Bryson
                                    Craig Bryson

                                    /s/ Craig S. Tillotson
                                    Craig S. Tillotson

                                    /s/ Steven J. Lund
                                    Steven J. Lund

                                    /s/ Brooke R. Roney
                                    Brooke R. Roney

                                    /s/ Kirk V. Roney
                                    Kirk V. Roney

                                    /s/ Keith R. Halls
                                    Keith R. Halls